EXHIBIT 10
AMENDMENT NUMBER 1 TO
MANAGEMENT SERVICES AGREEMENT
Amendment Number 1 to Management Services Agreement (“Amendment”) dated as of April 29, 2005 (“Effective Date”) by and between Calamos Asset Management, Inc., a Delaware corporation (“CAM”), and Calamos Family Partners, Inc., a Delaware corporation (“CFP”).
RECITALS
WHEREAS, CAM and CFP entered into that certain Management Services Agreement (“Agreement”) dated October 28, 2004, whereby CAM provides its expertise and management services to CFP; and
WHEREAS, CAM and CFP want to amend the Agreement concerning the payment by CFP for said management services and both parties wish to memorialize the changes in writing.
NOW, THEREFORE, in consideration of the material promises and agreements herein made and intending to be legally bound, the parties agree and the Agreement is amended as follows:
1. Amendment. Section 2 of the Agreement is amended by replacing the text of said section with the following:
In full consideration for the services referred to in Section 1(a) of the Agreement, CFP shall pay CAM, for each service referred to in Section 1(a) of the Agreement, an amount equal to Direct Cost (as defined below) plus an Allocation Expense (as defined below). CAM shall deliver invoices for services rendered to CFP on a monthly basis and payment for such services shall be made by CFP to CAM monthly, in arrears. “Direct Cost” means, with respect to each service provided pursuant to the Agreement, the direct out-of-pocket expenses paid or incurred to third parties in connection with providing such service, including without limitation, shipping, handling, traveling expenses, payments to third parties (including, without limitation, all professional fees), printing, and postage. “Allocation Expense” means, with respect to each service provided pursuant to the Agreement, that portion of the expenses paid or incurred by CAM and its affiliates in connection with the performance of the service and based on allocation metrics mutually agreed upon by the parties.
2. No Other Changes. Except as modified by this Amendment, the Agreement shall remain in full force and effect.
3. Effectiveness. This Amendment is effective on the Effective Date.

4. Governing Law. This Amendment shall be governed by the laws of the State of Illinois.
5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
In witness whereof, the parties have executed this Amendment.

Calamos Asset Management, Inc.	Calamos Family Partners, Inc.

By:	By:

Name:	Name:

Title:	Title: